                                                                   Exhibit 10.10

                       * * * * * * * * * * * * * * * * *

                                LEASE AGREEMENT

                       * * * * * * * * * * * * * * * * *

                                    Between

                                ICOS Corporation
                                    (Tenant)

                                      and

                         CarrAmerica Realty Corporation

                                   (Landlord)

                            Dated:  January 7, 1999

                                                                          PAGE i

                                   CONTENTS

1.   Lease Agreement ...........................................................    3

2.   Rent ......................................................................    3

     A.   Types of Rent...........................................................  3
          (1)  Base Rent..........................................................  3
          (2)  Operating Cost Share Rent..........................................  3
          (3)  Tax Share Rent.....................................................  3
          (4)  Additional Rent....................................................  3
          (5)  Rent...............................................................  4
     B.   Payment of Operating Cost Share Rent and Tax Share Rent.................  4
          (1)  Payment of Estimated Operating Cost Share Rent and Tax Share Rent..  4
          (2)  Correction of Operating Cost Share Rent............................  4
          (3)  Correction of Tax Share Rent.......................................  4
     C.   Definitions.............................................................  5
          (1)  Included Operating Costs...........................................  5
          (2)  Excluded Operating Costs...........................................  5
          (3)  Taxes..............................................................  7
          (4)  Lease Year.........................................................  7
          (5)  Fiscal Year........................................................  7
     D.   Computation of Base Rent and Rent Adjustments...........................  7
          (1)  Prorations.........................................................  8
          (2)  Default Interest...................................................  8
          (3)  Rent Adjustments...................................................  8
          (4)  Books and Records..................................................  8
          (5)  Miscellaneous......................................................  8

3.   Preparation and Condition of Premises; Maintenance; Possession and
     Surrender of Premises........................................................  9
     A.    Condition of Premises..................................................  9
     B.    Tenant's Possession....................................................  9
     C.    Tenant's Maintenance...................................................  9
     D.    Landlord's Maintenance ................................................  9

4.   Project Services............................................................. 10
     A.    Heating and Air Conditioning........................................... 10
     B.    Electricity............................................................ 10
     C.    Water.................................................................. 10
     D.    Janitorial Service..................................................... 10
     E.    Interruption of Services............................................... 10

5.   Alterations and Repairs...................................................... 10
     A.    Landlord's Consent and Conditions...................................... 10

                                                                         PAGE ii

     B.    Damage to Systems...................................................... 12
     C.    No Liens............................................................... 12
     D.    Ownership of Improvements.............................................. 12
     E.    Removal at Termination................................................. 13

6.   Use of Premises.............................................................. 13
7.   Governmental Requirements and Building Rules................................. 13
8.   Waiver of Claims; Indemnification; Insurance................................. 14
     A.    Indemnification........................................................ 14
     B.    Tenant's Insurance..................................................... 15
     C.    Insurance Certificates................................................. 16
     D.    Landlord's Insurance................................................... 16
     E.    ....................................................................... 16

9.   Fire and other Casualty...................................................... 17
     A.    Termination............................................................ 17
     B.    Restoration............................................................ 17
10.  Eminent Domain............................................................... 17
11.  Rights Reserved to Landlord.................................................. 18
     A.    Name................................................................... 18
     B.    Signs.................................................................. 18
     C.    Window Treatments...................................................... 18
     D.    Keys................................................................... 18
     E.    Access................................................................. 18
     F.    Preparation for Reoccupancy............................................ 18
     G.    Heavy Articles......................................................... 18
     H.    Show Premises.......................................................... 19
     I.    Relocation of Tenant................................................... 19
     J.    Use of Lockbox......................................................... 19
     K.    Repairs................................................................ 19
     L.    Landlord's Agents...................................................... 19
     M.    Building Services...................................................... 19
     N.    Other Actions.......................................................... 19
12.  Tenant's Default............................................................. 20
     A.    Rent Default........................................................... 20
     B.    Other Performance Default.............................................. 20
     C.    Credit Default......................................................... 20
     D.    Abandonment Default.................................................... 20
13.  Landlord Remedies............................................................ 20
     A.    Termination of Lease or Possession..................................... 20
     B.    Lease Termination Damages.............................................. 20

                                                                        PAGE iii

     C.    Possession Termination Damages......................................... 21
     D.    Landlord's Remedies Cumulative......................................... 21
     E.    Litigation Costs....................................................... 21
14.  Surrender.................................................................... 21
15.  Holdover..................................................................... 22
16.  Subordination to Ground Leases and Mortgages................................. 22
     A.    Subordination.......................................................... 22
     B.    Security Deposit....................................................... 22
     C.    Notice and Right to Cure............................................... 22
     D.    Definitions............................................................ 23
17.  Assignment and Sublease...................................................... 23
     A.    In General............................................................. 23
     B.    Landlord's Consent..................................................... 23
     C.    Procedure.............................................................. 23
     D.    Change of Management or Ownership...................................... 24
     E.    Tenant Affiliate....................................................... 24
     F.    Recapture.............................................................. 24
     G.    Sublease to Seattle Genetics........................................... 24
18.  Conveyance by Landlord....................................................... 24
19.  Estoppel Certificate......................................................... 25
20.  Security Deposit............................................................. 25
21.  Force Majeure................................................................ 25
22.  Landlord's Default........................................................... 26
23.  Notices...................................................................... 26
     A.    Landlord............................................................... 26
     B.    Tenant................................................................. 27
24.  Quiet Possession............................................................. 27
25.  Real Estate Broker........................................................... 27
26.  Miscellaneous................................................................ 27
     A.    Successors and Assigns................................................. 27
     B.    Date Payments Are Due.................................................. 27
     C.    Meaning of "Landlord", "Re-Entry, "including" and "Control"............ 28
     D.    Time of the Essence.................................................... 28
     E.    No Option.............................................................. 28
     F.    Severability........................................................... 28
     G.    Governing Law.......................................................... 28

                                                                         PAGE iv

     H.    Attorneys' Fees........................................................ 28
     I.    No Oral Modification................................................... 28
     J.    Landlord's Right to Cure............................................... 28
     K.    Captions............................................................... 28
     L.    Authority.............................................................. 28
     M.    Landlord's Enforcement of Remedies..................................... 28
     N.    Entire Agreement....................................................... 29
     O.    Landlord's Title....................................................... 29
     P.    Light and Air Rights................................................... 29
     Q.    Singular and Plural.................................................... 29
     R.    No Recording by Tenant; Memorandum of Lease............................ 29
     S.    Exclusivity............................................................ 29
     T.    No Construction Against Drafting Party................................. 29
     U.    Survival............................................................... 29
     V.    Rent Not Based on Income............................................... 29
     W.    Building Manager and Service Providers................................. 29
     X.    Late Charge and Interest on Late Payments.............................. 30
     Y.    Tenant's Financial Statements.......................................... 30
     Z.    Parking................................................................ 30
27.  Unrelated Business Income.................................................... 30
28.  Hazardous Substances......................................................... 30
29.  Exculpation.................................................................. 31
30   Attachments.................................................................. 31

                   APPENDIX A - Plan of the Premises and the Project
                   APPENDIX B - Rules and Regulations
                   APPENDIX C - Tenant Improvement Agreement
                   APPENDIX D - Mortgages Currently Affecting the Project
                   APPENDIX E - Commencement Date Confirmation
                   APPENDIX F - Legal Description
                   ADDENDUM 1 - Extension Option

                                                                          PAGE v

                                     LEASE

     THIS LEASE (the "Lease") is made as of January 7, 1999 between CARRAMERICA REALTY CORPORATION, a Maryland corporation (the "Landlord") and the Tenant as named in the Schedule below. The term "Project" means the building (the "Building") known as Canyon Park East Building D and the land (the "Land") located at 22215 26th Avenue SE, Bothell, Washington on which the Building is located. The Project is legally described on Appendix F hereto. "Premises" means that part of the Project leased to Tenant described in the Schedule and outlined on Appendix A.

     The following schedule (the "Schedule") is an integral part of this Lease. Terms defined in this Schedule shall have the same meaning throughout the Lease.


                                    SCHEDULE

     1.   Tenant:  ICOS Corporation

     2.   Premises:  Canyon Park East, Building D

          On the Commencement Date, Landlord shall deliver to Tenant possession of the entire Premises consisting of 89,786 square feet; provided, however, that Tenant's occupancy of 8,913 square feet of Premises area depicted on the attached Appendix A (the "Expansion Space") and Tenant's obligation to pay Base Rent for the same shall be delayed until December 31, 1999, unless Tenant, upon not less than fifteen
          (15) days' prior written notice to Landlord, elects to occupy the Expansion Space before December 31, 1999. Tenant's notice shall specifically set forth the date of Tenant's intended occupancy of the Expansion Space. Upon Tenant's occupancy of the Expansion Space, Tenant's obligation for Base Rent shall increase to the amounts payable for months 13-36 in Section 12 of the Schedule.

     3. Rentable Square Feet of the Premises: 89,786, inclusive of 8,913 square feet of Expansion Space.

     4. Tenant's Proportionate Share: From and after the Commencement Date, regardless of when Tenant takes possession of the Expansion Space, (a) 100.00% (based upon a total of approximately 89,786 square feet in the Building), as to all Operating Costs as defined in Section 2B, 2C and 2D relating specifically to Building D including, without limitation, HVAC maintenance and repairs, building management fee (not to exceed 3% of Base Rent, Operating Cost Share Rent and Tax Share Rent), supplies, window cleaning, property insurance, landscape costs, parking lot repair and maintenance, Landlord's liability insurance costs, and Taxes, and (b) an amount fairly and equitably apportioned by Landlord, of Landlord's administration and overhead costs, based on the square feet in the Premises and the total square feet in the remainder of the buildings in the Landlord's portfolio.

     5.   Security Deposit:  $100,000.00.

     6.   Tenant's Real Estate Broker for this Lease:  None.

     7.   Landlord's Real Estate Broker for this Lease:  None.

     8. Tenant Improvements, if any: Landlord shall provide the Building Shell and Tenant Improvement in an "As Is" condition and Landlord makes no representations or warranties as to the suitability for Tenant's use.

     9.   Commencement Date:  January 7, 1999.

     10. Termination Date/Term: Five (5) years after the Commencement Date, or if the Commencement Date is not the first day of a month, then five
          (5) years after the first day of the month following the month in which the Commencement Date occurs.

     11.  Guarantor:  None.

     12.  Base Rent:

                                                                     Annual              Monthly
        Period             Square Footage         Rate             Base Rent            Base Rent
-----------------------  ------------------  ---------------  --------------------  ------------------
Partial Month
January 1999                   80,873            $0.00          $        0.00          $      0.00
Month 1                        80,873            $0.00          $        0.00          $      0.00
Month 2                        80,873           $16.00/nnn      $1,216,435.70          $ 98,639.77*
Months 3-12                    80,873           $16.00/nnn      $1,293,968.04          $107,830.67
Months 13-36                   89,786           $16.00/nnn      $1,436,576.00          $119,714.67
Months 37-60                   89,786           $17.76/nnn      $1,594,599.36          $132,883.28

* subject to Section 2 of the Schedule

     1. LEASE AGREEMENT. On the terms stated in this Lease, Landlord leases the Premises to Tenant, and Tenant leases the Premises from Landlord, for the Term beginning on the Commencement Date and ending on the Termination Date unless extended or sooner terminated pursuant to this Lease.

     2.  RENT.

     A. Types of Rent. Tenant shall pay the following Rent in the form of a check to Landlord at the following address:

         CarrAmerica Realty Corporation
         t/a Canyon Park East
         P.O. Box 100267
         Atlanta, GA 30384-0566

     or, at Tenant's option, by wire transfer as follows:

         NationsBank, N.A. (South)
         ABA Number 061-000-052
         Account Number 00 325 580 8067

     or to such other address as Landlord may notify Tenant:

         (1) Base Rent in monthly installments in advance, the first monthly installment payable within ten (10) days after approval by the Bankruptcy Court of the Lease Termination Agreement and thereafter, on or before the first day of each month of the Term in the amount set forth on the Schedule.

         (2) Operating Cost Share Rent in an amount equal to the Tenant's Proportionate Share of the Operating Costs for that portion of the applicable fiscal year of the Lease that falls within the Lease Term, paid monthly in advance in an estimated amount. Definitions of Operating Costs and Tenant's Proportionate Share, and the method for billing and payment of Operating Cost Share Rent are set forth in Sections 2B, 2C and 2D.

         (3) Tax Share Rent in an amount equal to the Tenant's Proportionate Share of the Taxes for that portion of the applicable fiscal year of this Lease that falls within the Lease Term, paid monthly in advance in an estimated amount. A definition of Taxes and the method for billing and payment of Tax Share Rent are set forth in Sections 2B, 2C and 2D.

         (4) Additional Rent in the amount of all costs, expenses, liabilities, and amounts which Tenant is required to pay under this Lease, excluding Base Rent,

     Operating Cost Share Rent, and Tax Share Rent, but including any interest for late payment of any item of Rent.

         (5) Rent as used in this Lease means Base Rent, Operating Cost Share Rent, Tax Share Rent and Additional Rent. Tenant's agreement to pay Rent is an independent covenant, with no right of setoff or deduction of any kind, except as may be otherwise expressly provided in this Lease.

     B.  Payment of Operating Cost Share Rent and Tax Share Rent.

         (1) Payment of Estimated Operating Cost Share Rent and Tax Share Rent. Landlord shall estimate the Operating Costs and Taxes of the Project by April 1 of each fiscal year, or as soon as reasonably possible thereafter. Landlord may revise these estimates whenever it obtains more accurate information, such as the final real estate tax assessment or tax rate for the Project, and shall use reasonable efforts to do so when and if it becomes apparent to Landlord that Operating Costs and Taxes of the Project shall substantially vary from Landlord's previous estimate.

         Within thirty (30) days after receiving the original or revised estimate from Landlord, Tenant shall pay Landlord one-twelfth (1/12th) of Tenant's Proportionate Share of this estimate, multiplied by the number of months that have elapsed in the applicable fiscal year to the date of such payment including the current month, minus payments previously made by Tenant for the months elapsed. On the first day of each month thereafter, Tenant shall pay Landlord one-twelfth (1/12th) of Tenant's Proportionate Share of this estimate, until a new estimate becomes applicable. Commencing on the Commencement Date, and until a new estimate becomes applicable, Tenant shall pay Landlord Tenant's Proportionate Share of estimated Operating Costs and Taxes for the Project.

         (2) Correction of Operating Cost Share Rent. Landlord shall deliver to Tenant a report for the previous fiscal year (the "Operating Cost Report") by May 15 of each year, or as soon as reasonably possible thereafter, setting forth (a) the actual Operating Costs incurred, (b) the amount of Operating Cost Share Rent due from Tenant for the previous fiscal year or portion thereof, and (c) the amount of Operating Cost Share Rent paid by Tenant for the previous fiscal year or portion thereof. Within thirty (30) days after such delivery, Tenant shall pay to Landlord the amount due minus the amount paid. If the amount paid exceeds the amount due, Landlord shall apply the excess to Tenant's payments of Rent next coming due.

         (3) Correction of Tax Share Rent. Landlord shall deliver to Tenant a report for the previous fiscal year (the "Tax Report") by May 15 of each year, or as soon as reasonably possible thereafter, setting forth (a) the actual Taxes, (b) the amount of Tax Share Rent due from Tenant for the previous fiscal year or portion thereof, and (c) the amount of Tax Share Rent paid by Tenant for the previous fiscal year or portion thereof. Within thirty (30) days after such delivery, Tenant shall pay to Landlord the amount due from Tenant minus the amount paid by Tenant. If the amount paid exceeds the amount due, Landlord shall apply the excess to Tenant's payments of Rent next coming due.

     C.  Definitions.

         (1) Included Operating Costs. "Operating Costs" means the reasonable expenses, costs and disbursements of any kind other than Taxes, paid or incurred by Landlord in connection with the management, maintenance, operation, insurance, repair and other related activities in connection with any part of the Project and of the personal property, fixtures, machinery, equipment, systems and apparatus used in connection therewith, including the reasonable cost of providing those services required to be furnished by Landlord under this Lease. Operating Costs shall also include the costs of any capital improvements which are intended to reduce Operating Costs or improve safety, and those made to keep the Project in compliance with governmental requirements applicable from time to time (collectively, "Included Capital Items"); provided, that the costs of any Included Capital Item shall be amortized by Landlord, together with an amount equal to interest at two percent (2%) above SeaFirst's prime rate of interest per annum, over the estimated useful life of such item and such amortized costs are only included in Operating Costs for that portion of the useful life of the Included Capital Item which falls within the Term.

          (2)  Excluded Operating Costs.  Operating Costs shall not include:

          (a)  costs of alterations of tenant premises;

          (b)  costs of capital improvements other than Included Capital Items;

          (c) interest and principal payments on mortgages or any other debt costs, or rental payments on any ground lease of the Project;

          (d)  real estate brokers' leasing commissions;

          (e) legal fees, space planner fees and advertising expenses incurred with regard to leasing the Building or portions thereof;

          (f) any cost or expenditure for which Landlord is reimbursed, by insurance proceeds or otherwise, except by Operating Cost Share Rent;

          (g) the cost of any service furnished to any office tenant of the Project which Landlord does not make available to Tenant;

          (h)  depreciation (except on any Included Capital Items);

          (i) estate, inheritance, franchise or income taxes imposed upon Landlord, except to the extent imposed in lieu of all or any part of Taxes;

          (j) costs of correcting defects in construction of the Building (as opposed to the cost of normal repair, maintenance and replacement expected with the construction materials and equipment installed in the Building in light of their specifications);

          (k) legal and auditing fees which are for the benefit of Landlord, such as collecting delinquent rents, preparing tax returns and other financial statements, and audits other than those incurred in connection with the preparation of reports required pursuant to Section 2B above;

          (l) the wages of any employee for services not related directly to the management, maintenance, operation and repair of the Building;

          (m) more than $100,000 per year, in cost of repairs or other work occasioned by fire, windstorm, earthquake, flood or other casualty or loss in excess of any insurance proceeds therefor (or, if greater, the proceeds that would have been available had Landlord maintained the insurance required to be maintained by Landlord pursuant to this Lease), or by the exercise of eminent domain;

          (n) wages, salaries and other compensation paid to employees of the Landlord at the Building who are above the level of property manager, subject, however, to Section 4(b) of the Schedule;

          (o) the cost of defending against claims in regard to the existence or release of hazardous substances or materials at the Building and costs of any clean-up of any such hazardous substances or materials (except with respect to those costs for which Tenant is otherwise responsible pursuant to the express terms of this Lease);

          (p) costs and expenses incurred in connection with compliance with or the contesting or settlement of any claimed violation of law or requirements of law, except for any claimed violation of law or requirements of law caused by Tenant. Nothing in this Section 2.C.(2)(p) shall preclude Landlord from including in Operating Expenses any costs or expenses made to keep the Project in compliance with governmental requirements in effect from time to time;

          (q) interest, fines, penalties or damages incurred by Landlord for late payment of taxes or assessments or under any agreement to which Landlord is a party by reason of the breach or default of Landlord;

          (r) amounts received by Landlord through proceeds of insurance to the extent the proceeds are compensation for expenses which were previously included in Building operating costs charged to tenants; and

          (s) all other items for which Tenant or any other tenant, occupant or other party compensates Landlord, so that no duplication of payments by Tenant or to Landlord shall occur.

          (3) Taxes. "Taxes" means any and all taxes, assessments and charges of any kind, general or special, ordinary or extraordinary, levied against the Project, which Landlord shall pay or become obligated to pay in connection with the ownership, leasing, renting, management, use, occupancy, control or operation of the Project or of the personal property, fixtures, machinery, equipment, systems and apparatus used in connection therewith. Taxes shall include real estate taxes, personal property taxes, sewer rents, water rents, special or general assessments, transit taxes, ad valorem taxes, and any tax levied on the rents hereunder or the interest of Landlord under this Lease (the "Rent Tax"). Taxes shall also include all fees and other costs and expenses paid by Landlord in reviewing any tax and in seeking a refund or reduction of any Taxes, whether or not the Landlord is ultimately successful.

          For any fiscal year, the amount to be included in Taxes (a) from taxes or assessments payable in installments, shall be the amount of the installments (with any interest) due and payable during such fiscal year, and (b) from all other Taxes, shall be the amount due and payable in such year. Any refund or other adjustment to any Taxes by the taxing authority shall apply during the year in which the adjustment is made.

          Taxes shall not include any income (except Rent Tax), capital, stock, succession, transfer, franchise, gift, estate or inheritance tax, except to the extent that such tax shall be imposed in lieu of any portion of Taxes.

          (4) Lease Year. "Lease Year" means each consecutive twelve-month period beginning with the Commencement Date, except that if the Commencement Date is not the first day of a calendar month, then the first Lease Year shall be the period from the Commencement Date through the final day of the twelve months after the first day of the month following the month in which the Commencement Date occurs, and each subsequent Lease Year shall be the twelve months following the prior Lease Year.

          (5) Fiscal Year. "Fiscal Year" means the calendar year, except that the first fiscal year and the last fiscal year of the Term may be a partial calendar year.

     D.  Computation of Base Rent and Rent Adjustments.

          (1) Prorations. If this Lease begins on a day other than the first day of a month, the Base Rent, Operating Cost Share Rent and Tax Share Rent shall be prorated for such partial month based on the actual number of days in such month. If this Lease begins on a day other than the first day, or ends on a day other than the last day, of the fiscal year, Operating Cost Share Rent and Tax Share Rent shall be prorated for the applicable fiscal year.

          (2) Default Interest. Any Base Rent due from Tenant to Landlord and any other amounts due and payable with such Base Rent payments, including Operating Cost Share Rent and Tax Share Rent not paid within fifteen (15) days after the date due shall bear interest from the date due until paid at twelve percent (12%) per annum.

          (3) Rent Adjustments. If any Operating Cost paid in one fiscal year relates to more than one fiscal year, Landlord shall proportionately allocate such Operating Cost among the related fiscal years.

          (4) Books and Records. Landlord shall maintain books and records reflecting the Operating Costs and Taxes in accordance with sound accounting and management practices. Tenant and its certified public accountant shall have the right to inspect Landlord's records at Landlord's office upon at least seventy-two (72) hours' prior notice during normal business hours during the one hundred twenty (120) days following the respective delivery of the Operating Cost Report or the Tax Report. The results of any such inspection shall be kept strictly confidential by Tenant and its agents, and Tenant and its certified public accountant must agree, in their contract for such services, to such confidentiality restrictions and shall specifically agree that the results shall not be made available to any other tenant of the Building. Unless Tenant sends to Landlord any written exception to either such report within said one hundred twenty (120) day period, such report shall be deemed final and accepted by Tenant. Tenant shall pay the amount shown on both reports in the manner prescribed in this Lease, whether or not Tenant takes any such written exception, without any prejudice to such exception. If Tenant makes a timely exception, Landlord shall cause an independent certified public accountant to issue a final and conclusive resolution of Tenant's exception. Tenant shall pay the reasonable cost of such certification unless Landlord's original determination of annual Operating Costs or Taxes overstated the amounts thereof by more than five percent (5%). Landlord shall refund any overpayment made by Tenant promptly.

          (5) Miscellaneous. So long as Tenant is in Default of any obligation under this Lease, Tenant shall not be entitled to any refund of any amount from Landlord. If the Term expires, or if this Lease is terminated for any reason, prior to the annual determination of Operating Cost Share Rent or Tax Share Rent, either party shall pay the full amount due to the other within fifteen (15) days after

     Landlord's notice to Tenant of the amount when it is determined. Landlord may commingle any payments made with respect to Operating Cost Share Rent or Tax Share Rent, without payment of interest.

     3. PREPARATION AND CONDITION OF PREMISES; MAINTENANCE; POSSESSION AND SURRENDER OF PREMISES.

     A. Condition of Premises. Landlord is leasing the Premises to Tenant "as is", without any obligation to alter, remodel, improve, repair or decorate any part of the Premises, except to the extent of Landlord's maintenance obligations under Section 3D below.

     B. Tenant's Possession. Tenant's taking possession of any portion of the Premises on or after the Commencement Date shall be conclusive evidence that the Premises was in good order, repair and condition. If Landlord authorizes Tenant to take possession of any part of the Premises prior to the Commencement Date for purposes of doing business, all terms of this Lease shall apply to such pre-Term possession, excluding Base Rent, Operating Cost Share Rent and Tax Share Rent.

     C. Tenant's Maintenance. Throughout the Term, subject to Landlord's maintenance obligations under Section 3D below, and pursuant to Section 5B, Tenant shall maintain the Premises in good condition, loss or damage caused by the elements, ordinary wear and tear, and fire and other casualty excepted. Tenant's obligations shall include maintenance and repair of the electrical, plumbing and sewage systems, the heating, ventilating and air conditioning systems, elevators, alarm monitoring systems, lobbies, stairwells, and restrooms. At the termination of this Lease, or Tenant's right to possession, Tenant shall return the Premises to Landlord in good broom-clean condition, loss or damage caused by the elements, ordinary wear and tear, and fire and other casualty excepted. To the extent Tenant fails to perform its obligations, Landlord may, but need not, restore the Premises to such condition and Tenant shall pay the cost thereof.

     D. Landlord's Maintenance. Subject to Tenant's reimbursement as part of Operating Cost Share Rent, to the extent permitted in this Lease, Landlord shall maintain in good condition (ordinary wear and tear and damage caused by fire and other casualty excepted) the structural and exterior components of the Building including, without limitation, the foundations, bearing and exterior walls, subflooring, roof, and unexposed (below grade) electrical, plumbing and sewage systems. Landlord shall also maintain in good condition and repair the exterior common areas (including light bulbs attached to the outside of the Building and located in the parking lots), parking areas, and outdoor landscaping. Landlord shall not be obligated to repair or replace any fixtures or equipment installed by or for Tenant and Landlord shall not be obligated to make any repair or replacement occasioned by any act or omission of Tenant, its employees, agents, contractors, invitees, or licensees.

     4.   PROJECT SERVICES.

     A. Heating and Air Conditioning. Landlord shall provide heating and air conditioning equipment sufficient to provide a comfortable temperature for normal business operations, except to the extent Tenant installs equipment which adversely affects the temperature maintained by the air conditioning system. If Tenant installs such equipment, Landlord may install supplementary air conditioning units in the Premises, and Tenant shall pay to Landlord upon demand as Additional Rent the cost of installation, operation and maintenance thereof.

     B. Electricity. Landlord shall provide sufficient electricity to operate office lighting and the equipment located in the Premises on the Commencement Date. If additional electrical capacity is needed by Tenant, Landlord will reasonably cooperate with Tenant in providing, at Tenant's expense, such additional capacity.

     C. Water. Landlord shall furnish hot and cold tap water for laboratory, drinking and toilet purposes.

     D.   Janitorial Service.  Tenant shall furnish its own janitorial service.

     E. Interruption of Services. If any of the Building equipment or machinery for which Landlord is responsible, ceases to function properly for any cause Landlord shall use reasonable diligence to repair the same promptly. Landlord's inability to furnish, to any extent, the Project services for which Landlord is responsible, as set forth in this Section 4, or any cessation thereof resulting from any causes, including, without limitation, any entry for repairs pursuant to this Lease, and any renovation, redecoration or rehabilitation of any area of the Building shall not render Landlord liable for damages to either person or property or for interruption or loss to Tenant's business, nor be construed as an eviction of Tenant, nor work an abatement of any portion of Rent, nor relieve Tenant from fulfillment of any covenant or agreement hereof. However, in the event that an interruption of the Project services set forth in this Section 4 causes the Premises to be untenantable for Tenant's intended use for more than three (3) consecutive business days, and such interruption was not caused by Tenant, its agents, employees, contractors, or invitees, Rent shall abate for the period of time thereafter that the Premises are untenantable.

     5.   ALTERATIONS AND REPAIRS.

     A.   Landlord's Consent and Conditions.

     Tenant shall not make any improvements or alterations to the Premises (the "Work") without in each instance submitting in advance plans and specifications for the Work to Landlord, and without obtaining Landlord's prior written consent which shall not be unreasonably withheld or delayed, except that Landlord's consent shall not be required for interior, nonstructural alterations that do not exceed Fifty Thousand Dollars ($50,000) in cost per project so long as (a) such Work does not impact the base structural components or systems of the Building (provided, however, that Tenant may make minor modifications to the Building systems without the Landlord's consent), and
(b) such Work is not visible from outside the Premises. Notwithstanding the foregoing, Landlord may withhold its consent in its sole discretion for any Work which (a) impacts the base structural components, or, except as permitted above, the Building systems, (b) is visible from outside the Premises, or (c) would require penetration of the roof of the Building; provided, however, that Landlord shall not unreasonably withhold, condition or delay its consent to installation of additional equipment to support Building systems and services or to roof penetrations related to the same or to existing equipment installations. Notwithstanding any provision to the contrary, Tenant shall, at Tenant's cost, on or before the expiration or sooner termination of the Lease, upon Landlord's request, return to the condition existing as of the date hereof, any portion of the Building systems modified by Tenant pursuant to the terms of this Section, and, as to any improvements or alterations for which Tenant shall have otherwise obtained Landlord's consent, upon Landlord's request given at the time of its consent to the Work.

     Tenant shall reimburse Landlord for Landlord's reasonable out-of-pocket costs incurred for review of the plans and all other items submitted by Tenant. Tenant shall pay for the cost of all Work. All Work shall become the property of Landlord upon its installation, except for Tenant's trade fixtures and equipment that does not affect the functionality of Building systems (collectively, "Trade Fixtures") and for items which Tenant is required hereunder to remove at Tenant's cost at the termination of the Lease.

     The following requirements shall apply to all Work:

          (1) Prior to commencement, Tenant shall furnish to Landlord building permits, certificates of insurance reasonably satisfactory to Landlord.

          (2) Tenant shall perform all Work so as to maintain peace and harmony among other contractors serving the Project and shall avoid interference with other work to be performed or services to be rendered in the Project.

          (3) The Work shall be performed in a good and workmanlike manner, meeting the standard for construction and quality of materials in the Building, and shall comply with all insurance requirements and all applicable governmental laws, ordinances and regulations ("Governmental Requirements").

          (4) Tenant shall perform all Work so as to minimize or prevent disruption to other tenants of the Project, and Tenant shall comply with all reasonable requests of Landlord in response to complaints from other tenants of the Project.

          (5) Tenant shall perform all Work in compliance with Tenant's Contractor Information Program dated January 22, 1997, as the same may be modified from time to time with Landlord's reasonable approval and with any additional reasonable policies, rules and regulations of Landlord governing contractor conduct in effect at the time the Work is performed.

          (6) Tenant shall permit Landlord to participate in the construction process, which shall include inviting the Landlord to attend construction meetings and permitting the Landlord to have a representative at the job site. If Landlord's employees or contractors perform the Work, Landlord may charge a supervisory fee not to exceed fifteen percent (15%) of labor, material, and all other costs of the Work.

          (7) Upon completion, Tenant shall furnish Landlord with contractor's affidavits and full and final statutory waivers of liens, as-built plans and specifications, and receipted bills covering all labor and materials, and all other reasonable close-out documentation required by Landlord.

     B. Damage to Systems. If any part of the mechanical, electrical or other systems in the Premises shall be damaged, Tenant shall promptly notify Landlord, and Landlord shall repair such damage. Landlord may also at any reasonable time make any repairs or alterations which Landlord deems necessary for the safety or protection of the Project, or which Landlord is required to make by any court or pursuant to any Governmental Requirement. Tenant shall at its expense make all other repairs necessary to keep the Premises in good order, condition and repair; to the extent Tenant fails to do so, Landlord may make such repairs itself. The cost of any repairs made by Landlord on account of Tenant's Default, or on account of the mis-use or neglect by Tenant or its invitees, contractors or agents anywhere in the Project, shall become Additional Rent payable by Tenant on demand.

     C. No Liens. Tenant has no authority to cause or permit any lien or encumbrance of any kind to affect Landlord's interest in the Project; any such lien or encumbrance shall attach to Tenant's interest only. If any mechanic's lien shall be filed or claim of lien made for work or materials furnished to Tenant, then Tenant shall at its expense within ten (10) days thereafter either discharge or contest the lien or claim. If Tenant contests the lien or claim, then Tenant shall (i) within such ten (10) day period, provide Landlord adequate security for the lien or claim, (ii) contest the lien or claim in good faith by appropriate proceedings that operate to stay its enforcement, and (iii) pay promptly any final adverse judgment entered in any such proceeding. If Tenant does not comply with these requirements, Landlord may discharge the lien or claim, and the amount paid, as well as attorney's fees and other expenses incurred by Landlord, shall become Additional Rent payable by Tenant on demand.

     D. Ownership of Improvements. All Work as defined in this Section 5, partitions, hardware, equipment, machinery and all other improvements and all fixtures except Trade Fixtures, constructed in the Premises by either Landlord or Tenant, (i) shall become Landlord's property upon termination or expiration of the Term without compensation to Tenant, unless Landlord consents otherwise in writing, and (ii) shall at

Landlord's option either (a) be surrendered to Landlord with the Premises at the termination of the Lease or of Tenant's right to possession, or (b), provided Landlord gives notice to Tenant at the time that its approval of the Work is granted, be removed in accordance with Subsection 5E below.

     E. Removal at Termination. Upon the termination of this Lease or Tenant's right of possession Tenant shall remove from the Project its Trade Fixtures, furniture, moveable equipment and other personal property, and any improvements which Landlord has elected to require Tenant to remove in the manner prescribed by this Section 5. The term "Trade Fixtures" shall include, but not be limited to, casework (including shelves, gas valve outlets and mounted electrical raceways), deionized water systems (including tanks, filter, pumps and UV light), emergency generator and equipment related switch gear, gas safety control system and fume hoods (free-standing and mounted), integrated audio-visual system installed by Tenant, and shall not include such items that were a part of the Premises prior to the Commencement Date. Tenant shall repair all damage caused by the removal of any of the foregoing items. If Tenant does not timely remove such property, then Tenant shall be conclusively presumed to have, at Landlord's election (i) conveyed such property to Landlord without compensation or (ii) abandoned such property, and Landlord may dispose of or store any part thereof in any manner at Tenant's sole cost, without waiving Landlord's right to claim from Tenant all expenses arising out of Tenant's failure to remove the property, and without liability to Tenant or any other person. Landlord shall have no duty to be a bailee of any such personal property. If Landlord elects abandonment, Tenant shall pay to Landlord, upon demand, any expenses incurred for disposition.

     6. USE OF PREMISES. Tenant shall use the Premises only for general office, laboratory, research, process and product development and related uses, including light manufacturing and storage, and, subject to Section 5 hereof and all applicable zoning codes, incidentally for daycare for employees' children and employee-related food service. Tenant shall not allow any use of the Premises which will negatively affect the cost of coverage of Landlord's insurance on the Project. Tenant shall not allow any use of the Premises which would cause the value of any part of the Premises to diminish or would interfere with any other Tenant or with the operation of the Project by Landlord. Tenant shall not permit any nuisance or waste upon the Premises, or allow any offensive noise or odor in or around the Premises.

     If any governmental authority shall deem the Premises to be a "place of public accommodation" under the Americans with Disabilities Act or any other comparable law as a result of Tenant's use, Tenant shall either modify its use to cause such authority to rescind its designation or be responsible for any alterations, structural or otherwise, required to be made to the Building or the Premises under such laws.

     7. GOVERNMENTAL REQUIREMENTS AND BUILDING RULES. Tenant shall comply with all Governmental Requirements applying to its use of the Premises.

Tenant shall also comply with all reasonable rules established for the Project from time to time by Landlord. The present rules and regulations are contained in Appendix B. In the event of any conflict between this Lease and any future rules of Landlord, the terms of this Lease shall control. Failure by another tenant to comply with the rules or failure by Landlord to enforce them shall not relieve Tenant of its obligation to comply with the rules or make Landlord responsible to Tenant in any way. Landlord shall use reasonable efforts to apply the rules and regulations uniformly with respect to Tenant and tenants in the Building under leases containing rules and regulations similar to this Lease. In the event of alterations and repairs performed by Tenant, Tenant shall comply with the provisions of Section 5 of this Lease and also Tenant's Contractor Information Program dated January 22, 1997, as the same may be modified from time to time with Landlord's reasonable approval, and with any additional reasonable policies, rules and regulations of the Landlord governing contractor conduct.

     8.   WAIVER OF CLAIMS; INDEMNIFICATION; INSURANCE.

     A. Indemnification. Tenant shall indemnify, defend and hold harmless Landlord and its officers, directors, employees and agents against any claim by any third party for injury to any person or damage to or loss of any property occurring in the Project and arising from the use of the Premises or from any other act or omission or negligence of Tenant or any of Tenant's employees or agents, or from Tenant's breach of its obligations under this Lease. Tenant's obligations under this section shall include reasonable attorney's fees and litigation expenses, and shall survive the termination of this Lease. Without limitation of the foregoing, Tenant agrees that the foregoing indemnity specifically covers actions brought by its own employees.

     Landlord shall indemnify, defend and hold harmless Tenant and its officers, directors, employees and agents against any claim by any third party for injury to any person or damage to or loss of any property arising out of damage to person or Premises or from any other act or omission or negligence of Landlord or any of Landlord's employees or agents, or from Landlord's breach of its obligations under this Lease. Landlord's obligations under this section shall include reasonable attorney's fees and litigation expenses, and shall survive the termination of this Lease. Without limitation of the foregoing, Landlord agrees that the foregoing indemnity specifically covers actions brought by its own employees.

     TENANT HEREBY WAIVES ITS IMMUNITY WITH RESPECT TO LANDLORD UNDER THE INDUSTRIAL INSURANCE ACT (RCW TITLE 51) AND/OR THE LONGSHOREMAN'S AND HARBORWORKER'S ACT AND/OR ANY EQUIVALENT ACTS AND TENANT EXPRESSLY AGREES TO ASSUME POTENTIAL LIABILITY FOR ACTIONS BROUGHT AGAINST LANDLORD BY TENANT'S EMPLOYEES. THIS WAIVER HAS BEEN SPECIFICALLY NEGOTIATED BY THE PARTIES TO THIS LEASE AND TENANT HAS HAD THE

OPPORTUNITY TO, AND HAS BEEN ENCOURAGED, TO CONSULT WITH INDEPENDENT COUNSEL REGARDING THIS WAIVER.

     LANDLORD HEREBY WAIVES ITS IMMUNITY WITH RESPECT TO TENANT UNDER THE INDUSTRIAL INSURANCE ACT (RCW TITLE 51) AND/OR THE LONGSHOREMAN'S AND HARBORWORKER'S ACT AND/OR ANY EQUIVALENT ACTS AND LANDLORD EXPRESSLY AGREES TO ASSUME POTENTIAL LIABILITY FOR ACTIONS BROUGHT AGAINST TENANT BY LANDLORD'S EMPLOYEES. THIS WAIVER HAS BEEN SPECIFICALLY NEGOTIATED BY THE PARTIES TO THIS LEASE AND LANDLORD HAS HAD THE OPPORTUNITY TO, AND HAS BEEN ENCOURAGED, TO CONSULT WITH INDEPENDENT COUNSEL REGARDING THIS WAIVER.

     B. Tenant's Insurance. Tenant shall maintain the following insurance, with such higher policy limits as Landlord may reasonably require from time to time in keeping with industry practices for similar commercial property:

          (1) Commercial General Liability Insurance, with (a) Contractual Liability including the indemnification provisions contained in this Lease,
     (b) a severability of interest endorsement, (c) limits of not less than Two Million Dollars ($2,000,000) combined single limit per occurrence and not less than Two Million Dollars ($2,000,000) in the aggregate for bodily injury, sickness or death, and property damage.

          (2) Property Insurance against "All Risks" of physical loss covering the replacement cost of all improvements, fixtures and personal property.

          (3) Workers' compensation or similar insurance in form and amounts required by law, and Employer's Liability with not less than the following limits:

          Each Accident                                 $500,000
          Disease--Policy Limit                         $500,000
          Disease--Each Employee                        $500,000

     Tenant's insurance shall be primary and not contributory to that carried by Landlord, its agents, or mortgagee. Landlord, and if any, Landlord's building manager or agent shall be named as additional insureds as respects to insurance required of the Tenant in Section 8C(1). The company or companies writing any insurance which Tenant is required to maintain under this Lease, as well as the form of such insurance, shall be subject to Landlord's reasonable approval, and any such company shall be licensed to do business in the state in which the Building is located. Such insurance companies shall have a A.M. Best rating of A VI or better.

     Tenant shall cause any contractor of Tenant performing work on the Premises to maintain the following insurance, with such higher policy limits as Landlord may reasonably require from time to time in keeping with industry practices for similar commercial property:

          (1) Commercial General Liability Insurance, including contractor's liability coverage, contractual liability coverage, completed operations coverage, broad form property damage endorsement, and contractor's protective liability coverage, to afford protection with limits, for each occurrence, of not less than One Million Dollars ($1,000,000) with respect to personal injury, death or property damage.

          (2) Workers' compensation or similar insurance in form and amounts required by law, and Employer's Liability with not less than the following limits:

          Each Accident                                 $500,000
          Disease--Policy Limit                         $500,000
          Disease--Each Employee                        $500,000

     Tenant's contractor's insurance shall be primary and not contributory to that carried by Tenant, Landlord, their agents or mortgagees. Tenant and Landlord, and if any, Landlord's building manager or agent, or mortgagee shall be named as additional insured on Tenant's contractor's insurance policies.

     C. Insurance Certificates. Tenant shall deliver to Landlord certificates evidencing all required insurance no later than five (5) days prior to the Commencement Date and each renewal date. Each certificate will provide for thirty (30) days' prior written notice of cancellation to Landlord and Tenant.

     D. Landlord's Insurance. Landlord shall maintain "All-Risk" property insurance at one hundred percent (100%) of replacement cost, including loss of rents, on the Building and on all improvements and fixtures owned by Landlord, and Commercial General Liability insurance policies covering Landlord's liability with respect to the common areas of the Project, each with such terms, coverages and conditions as are normally carried by reasonably prudent owners of properties similar to the Project.

     E. Notwithstanding any other provision hereof, neither Landlord nor Tenant shall be liable to the other or to any insurance company (by way of subrogation or otherwise) insuring the other party for any loss or damage to any building, structure or tangible personal property of the other or of any third party occurring in or about the Premises or Building, even though such loss or damage might have been occasioned by the negligence of such party, its agents or employees, if such loss or damage would fall within the scope of the party's fire and extended coverage (all risk) policy of insurance carried or required herein to be carried. Each party shall obtain from its respective insurer under each insurance policy it maintains a waiver of all rights of subrogation which the insurer of one party may have against the other party, and Landlord and Tenant shall each indemnify the other against any loss or expense, including reasonable attorneys' fees, resulting from the failure to obtain such a waiver.

     9.   FIRE AND OTHER CASUALTY.

     A. Termination. If a fire or other casualty causes substantial damage to the Building or the Premises, Landlord shall engage a registered architect to certify within one (1) month of the casualty to both Landlord and Tenant the amount of time needed to restore the Building and the Premises to tenantability, using standard working methods. If the time needed exceeds twelve (12) months from the beginning of the restoration, or two (2) months therefrom if the restoration would begin during the last twelve (12) months of the Lease, then, either Landlord or Tenant may terminate this Lease by notice to the other party given within fifteen (15) days after the notifying party's receipt of the architect's certificate; provided, however, that as to restoration that would commence during the last twelve (12) months of the Lease term and require at least two (2) months but less than twelve (12) months to complete, Landlord's notice to terminate shall be ineffective if Tenant has timely exercised any available Extension Option, or if Tenant, within ten (10) days following Landlord's termination notice, provides Landlord with notice of exercise of any then available Extension Option. Notwithstanding the foregoing, if flood, earthquake or other peril for which Landlord is not required by this Lease to carry, and does not in fact carry, insurance causes damage to the Building or the Premises for which Landlord's repair costs are reasonably estimated to exceed $300,000, Landlord may also terminate this Lease by notice to Tenant given within thirty (30) days from the date of the casualty. The termination under this paragraph shall be effective thirty (30) days from the date of the notice and Rent shall be paid by Tenant to that date, with an abatement for any portion of the Premises which has been untenantable after the casualty.

     B. Restoration. If a casualty causes damage to the Building or the Premises but this Lease is not terminated for any reason, then Landlord shall diligently restore the Building and the Premises subject to current Governmental Requirements. Tenant shall replace its damaged improvements, personal property and fixtures. Rent shall be abated on a per diem basis during the restoration for any portion of the Premises which is untenantable.

     10. EMINENT DOMAIN. If a part of the Project is taken by eminent domain or deed in lieu thereof which is so substantial that the Premises cannot reasonably be used by Tenant for the operation of its business in Tenant's reasonable business judgment, or if any substantial portion of the parking shall be so taken such that the Premises cannot reasonably be used for the operation of Tenant's business, then either party may terminate this Lease effective as of the date of the taking. If any substantial portion of the Project is taken without affecting the Premises, then Landlord may terminate this Lease as of the date of such taking. Rent shall abate from the date of the taking in proportion to any part of the Premises taken. The entire award for a taking of any kind shall be paid to Landlord, and Tenant shall have no right to share in the award except that Tenant shall have the right to any portion of the award for Tenant's moving costs and Tenant's Fixtures and personal property. All obligations accrued to the date of the taking shall be performed by the party liable to perform said obligations, as set forth herein.

     11.  RIGHTS RESERVED TO LANDLORD.

     Landlord may exercise at any time any of the following rights respecting the operation of the Project without liability to the Tenant of any kind:

     A. Name. To change the name or street address of the Building or the suite number(s) of the Premises.

     B. Signs. To install and maintain any project or building identification signs on the exterior of the Building, and to approve at its sole discretion, prior to installation, any of Tenant's signs in the Premises visible from the exterior of the Building. Subject to Landlord's approval and the codes, ordinances and regulations of the City of Bothell and the Canyon Park Owner's Association, Tenant shall have the exclusive right to install tenant identification signage on the existing monument sign (currently identified as CellPro) which is located on the exterior of the southwest corner of the building and the right to install tenant identification signage on the Building.

     C. Window Treatments. To approve, at its reasonable discretion, prior to installation, any shades, blinds, ventilators or window treatments of any kind, as well as any lighting within the Premises that may be visible from the exterior of the Building.

     D. Keys. To retain passkeys for the Premises and all doors within the Premises.

     E. Access. At reasonable times and on reasonable notice to have access to inspect the Premises, and to perform its obligations, or make repairs, alterations, additions or improvements, as permitted by this Lease. Landlord shall observe Tenant's reasonable safety and security procedures and shall use its reasonable best efforts to comply with the reasonable requirements of Tenant's Health and Safety Manual (provided that Tenant shall have provided Landlord with a copy of the same) when entering any area designated by Tenant as "restricted" for health or safety reasons.

     F. Preparation for Reoccupancy. To decorate, remodel, repair, alter or otherwise prepare the Premises for reoccupancy at any time after Tenant abandons the Premises, without relieving Tenant of any obligation to pay Rent.

     G. Heavy Articles. To approve the weight, size, placement and time and manner of movement within the Building of any safe, central filing system or other heavy article of Tenant's property. Tenant shall move its property entirely at its own risk.

     H. Show Premises. At reasonable times and on reasonable notice to show the Premises to prospective purchasers, brokers, lenders, rating agencies, and investors, and to others, in connection with Landlord's legitimate business interests, and, within the last 12 months of the Term, to prospective tenants, provided that Landlord gives prior notice to Tenant, complies with the procedures described in E above, and does not materially interfere with Tenant's use of the Premises.

     I.   Relocation of Tenant.  Deleted.

     J. Use of Lockbox. To designate a lockbox collection agent for collections of amounts due Landlord. In that case, the date of payment of Rent or other sums shall be the date of the agent's receipt of such payment or the date of actual collection if payment is made in the form of a negotiable instrument thereafter dishonored upon presentment. However, Landlord may reject any payment for all purposes as of the date of receipt or actual collection by mailing to Tenant within 21 days after such receipt or collection the amount sent by Tenant; provided, however, that the foregoing shall not apply to any payments timely made in full performance of Tenant's obligations under this Lease inclusive of any full payments made within any applicable cure period. It is the intent of this provision to prevent waiver of claims for payment as the result of any partial payments or of any full payments made after any applicable cure period.

     K. Repairs. To make repairs otherwise permitted hereunder or to make alterations related to Landlord's operation and maintenance of the Project, and in doing so to transport any required material through the Premises, temporarily close entrances, doors, corridors, elevators and other facilities in the Project, temporarily open any ceiling in the Premises, or temporarily suspend services or use of common areas in the Building; provided, however, that Landlord shall use its best reasonable efforts to minimize interruption of Tenant's business activities on the Premises and shall not unreasonably interfere with Tenant's access to the Premises. Landlord may perform any such repairs or alterations during ordinary business hours, except that Tenant may require any Work in the Premises to be done after business hours if Tenant pays Landlord for overtime and any other expenses incurred. Landlord may do or permit any work on any nearby building, land, street, alley or way.

     L. Landlord's Agents. If Tenant is in Default under this Lease, possession of Tenant's funds or negotiation of Tenant's negotiable instrument by any of Landlord's agents shall not waive any breach by Tenant or any remedies of Landlord under this Lease.

     M. Building Services. To install, use and maintain through the Premises, above its ceilings and within its walls, pipes, conduits, wires and ducts serving the Building, provided that such installation, use and maintenance does not unreasonably interfere with Tenant's use of the Premises or the conduct of Tenant's business activities on the Premises.

     N. Other Actions. To take any other action which Landlord deems reasonable in connection with the operation, maintenance or preservation of the Building.

     12.  TENANT'S DEFAULT.

     Any of the following shall constitute a Default by Tenant:

     A. Rent Default. Tenant fails to pay any Rent within three (3) days of written notice that payment has not been received;

     B. Other Performance Default. Tenant fails to perform any other obligation to Landlord under this Lease, and this failure continues for fifteen
(15) days after written notice from Landlord, except that if Tenant begins to cure its failure within the fifteen (15) day period but cannot reasonably complete its cure within such period, then, Tenant shall not be in Default so long as Tenant continues to diligently cure its failure;

     C.   Credit Default.  One of the following credit defaults occurs:

          (1) Tenant commences any proceeding under any law relating to bankruptcy, insolvency, reorganization or relief of debts, or seeks appointment of a receiver, trustee, custodian or other similar official for the Tenant or for any substantial part of its property, or any such proceeding is commenced against Tenant and either remains undismissed for a period of sixty days or results in the entry of an order for relief against Tenant which is not fully stayed within fifteen days after entry;

          (2) Tenant becomes insolvent or bankrupt, does not generally pay its debts as they become due, or admits in writing its inability to pay its debts, or makes a general assignment for the benefit of creditors;

          (3) Any third party obtains a levy or attachment under process of law against Tenant's leasehold interest.

     D.   Abandonment Default.  Tenant abandons the Premises.

     13.  LANDLORD REMEDIES.

     A. Termination of Lease or Possession. If Tenant defaults, Landlord may elect by notice to Tenant either to terminate this Lease or to terminate Tenant's possession of the Premises without terminating this Lease. In either case, Tenant shall immediately vacate the Premises and deliver possession to Landlord, and Landlord may repossess the Premises and may, at Tenant's sole cost, remove any of Tenant's signs and any of its other property, without relinquishing its right to receive Rent or any other right against Tenant.

     B. Lease Termination Damages. If Landlord terminates the Lease, Tenant shall pay to Landlord all Rent due on or before the date of termination, plus Landlord's reasonable estimate of the aggregate Rent that would have been payable from the date of termination through the Termination Date, reduced by the rental value of the Premises calculated as of the date of termination for the same period, taking into account anticipated vacancy prior to reletting, reletting expenses and market concessions, both discounted to present value at he rate of five percent (5%) per annum. If Landlord shall relet any part of the Premises for any part of such period before such present value amount shall have been paid by Tenant or finally determined by a court, then the amount of Rent payable pursuant to such reletting (taking into account vacancy prior to reletting and any reletting expenses or concessions) shall be deemed to be the reasonable rental value for that portion of the Premises relet during the period of the reletting.

     C. Possession Termination Damages. If Landlord terminates Tenant's right to possession without terminating the Lease and Landlord takes possession of the Premises itself, Landlord may relet any part of the Premises for such Rent, for such time, and upon such terms as Landlord in its sole discretion shall determine, without any obligation to do so prior to renting other vacant areas in the Building. Any proceeds from reletting the Premises shall first be applied to the expenses of reletting, including redecoration, repair, alteration, advertising, brokerage, legal, and other reasonably necessary expenses. If the reletting proceeds after payment of expenses are insufficient to pay the full amount of Rent under this Lease, Tenant shall pay such deficiency to Landlord monthly upon demand as it becomes due. Any excess proceeds shall be retained by Landlord.

     D. Landlord's Remedies Cumulative. All of Landlord's remedies under this Lease shall be in addition to all other remedies Landlord may have at law or in equity. Waiver by Landlord of any breach of any obligation by Tenant shall be effective only if it is in writing, and shall not be deemed a waiver of any other breach, or any subsequent breach of the same obligation. Landlord's acceptance of payment by Tenant shall not constitute a waiver of any breach by Tenant, and if the acceptance occurs after Landlord's notice to Tenant, or termination of the Lease or of Tenant's right to possession, the acceptance shall not affect such notice or termination. Acceptance of payment by Landlord after commencement of a legal proceeding or final judgment shall not affect such proceeding or judgment. Landlord may advance such monies and take such other actions for Tenant's account as reasonably may be required to cure or mitigate any Default by Tenant. Tenant shall immediately reimburse Landlord for any such advance, and such sums shall bear interest at the default interest rate until paid.

     E. Litigation Costs. Tenant shall pay Landlord's reasonable attorneys' fees and other costs in enforcing this Lease, whether or not suit is filed.

     14. SURRENDER. Upon termination of this Lease or Tenant's right to possession, Tenant shall return the Premises to Landlord in good order and condition, ordinary wear and tear and casualty and condemnation damage excepted. If this Lease requires Tenant to remove any alterations, then Tenant shall remove the alterations in a good and workmanlike manner and repair any damage to the Premises resulting from that removal.

     15. HOLDOVER. Tenant shall have no right to holdover possession of the Premises after the expiration or termination of this Lease without Landlord's prior written consent, which consent may be withheld in Landlord's sole and absolute discretion. If Tenant retains possession of any part of the Premises after the Term, Tenant shall become a month-to-month tenant for the entire Premises upon all of the terms of this Lease as might be applicable to such month-to-month tenancy, except that Tenant shall pay all of Base Rent, Operating Cost Share Rent and Tax Share Rent at 150% the rate in effect immediately prior to such holdover, computed on a monthly basis for each full or partial month Tenant remains in possession. If Tenant holds over without the Landlord's prior written consent, Tenant shall also pay Landlord all of Landlord's direct and consequential damages. No acceptance of Rent or other payments by Landlord under these holdover provisions shall operate as a waiver of Landlord's right to regain possession or any other of Landlord's remedies.

     16.  SUBORDINATION TO MORTGAGES.

     A. Subordination. The Lease is and shall be prior to any mortgage recorded after the date of the Lease affecting the Building. If, however, a lender requires that this Lease be subordinate to any mortgage, this Lease shall be subordinate to that mortgage only if Landlord first obtains from the lender a written nondisturbance agreement in commercially reasonable form that provides substantially that as long as Tenant performs its obligations under this Lease, no foreclosure of, deed given in lieu of foreclosure of, or sale under the mortgage, and no steps or procedures taken under the mortgage, shall affect Tenant's rights under this Lease.

     Tenant shall attorn to any purchaser at any foreclosure sale, or to any grantee or transferee designated in any deed given in lieu of foreclosure. Within twenty (20) days following Landlord's or the mortgagee's request therefor, Tenant shall execute a written agreement reasonably required by any lender to accomplish the purposes of this Section.

     B. Security Deposit. Any mortgagee shall be responsible for the return of any security deposit by Tenant only to the extent the security deposit is received by such ground lessor or mortgagee.

     C. Notice and Right to Cure. The Project is subject to any mortgage identified with name and address of mortgagee in Appendix D to this Lease (as the same may be amended from time to time by written notice to Tenant). Tenant agrees to send by registered or certified mail to any mortgagee identified either in such Appendix or in any later notice from Landlord to Tenant a copy of any notice of Default sent by Tenant to Landlord. If Landlord fails to cure such Default within the required time period under this Lease, but mortgagee begins to cure within ten (10) days after such period and proceeds diligently to complete such cure, then mortgagee shall have such additional time as is necessary to complete such cure, including up to forty-five (45) days to obtain possession if possession is necessary to cure, and Tenant shall not begin to enforce its remedies so long as the cure is being diligently pursued.

     D. Definitions. As used in this Section 16, "mortgage" shall include "deed of trust" and/or "trust deed" and "mortgagee" shall include "beneficiary" and/or "trustee", and "mortgagee" and "purchaser at a foreclosure sale" shall include, in each case, all of its successors and assigns, however remote.

     17.  ASSIGNMENT AND SUBLEASE.

     A. In General. Tenant shall not, without the prior consent of Landlord in each case, (i) make or allow any assignment or transfer, by operation of law or otherwise, of any part of Tenant's interest in this Lease, (ii) grant or allow any lien or encumbrance, by operation of law or otherwise, upon any part of Tenant's interest in this Lease, (iii) sublet any part of the Premises, or
(iv) permit anyone other than Tenant and its employees to occupy any part of the Premises. Tenant shall remain primarily liable for all of its obligations under this Lease, notwithstanding any assignment or transfer. No consent granted by Landlord shall be deemed to be a consent to any subsequent assignment or transfer, lien or encumbrance, sublease or occupancy. Tenant shall pay all of Landlord's attorneys' fees and other expenses incurred in connection with any consent requested by Tenant or in reviewing any proposed assignment or subletting, not to exceed $1,000. Any assignment or transfer, grant of lien or encumbrance, or sublease or occupancy without Landlord's prior written consent shall be void.

     B. Landlord's Consent. Landlord will not unreasonably withhold, condition or delay its consent to any proposed assignment or subletting. It shall be reasonable for Landlord to withhold its consent to any assignment or sublease if (i) Tenant is in Default under this Lease, (ii) the financial responsibility, nature of business, and character of the proposed assignee or subtenant are not all reasonably satisfactory to Landlord, (iii) in the reasonable judgment of Landlord the purpose for which the assignee or subtenant intends to use the Premises (or a portion thereof) is not in keeping with Landlord's standards for the Building or are in violation of the terms of this Lease or any other leases in the Project, (iv) the proposed assignee or subtenant is a government entity, or (v) a proposed assignment is for less than the entire Premises or for less than the remaining Term of the Lease. The foregoing shall not exclude any other reasonable basis for Landlord to withhold its consent.

     C. Procedure. Tenant shall notify Landlord of any proposed assignment or sublease at least thirty (30) days prior to its proposed effective date. The notice shall include the name and address of the proposed assignee or subtenant, its corporate affiliates in the case of a corporation and its partners in a case of a partnership, and sufficient information to permit Landlord to determine the financial responsibility and character of the proposed assignee or subtenant.
As a condition to any effective assignment of this Lease, the assignee shall execute and deliver in form reasonably satisfactory to Landlord at least fifteen
(15) days
prior to the effective date of the assignment, an assumption of all of the obligations of Tenant under this Lease, as well as an execution copy of the proposed assignment as soon as possible prior to the effective date. As a condition to any effective sublease, subtenant shall execute and deliver in form reasonably satisfactory to Landlord at least fifteen (15) days prior to the effective date of the sublease, an agreement to comply with all of Tenant's obligations under this Lease, and, at Landlord's option, an agreement (except for the economic obligations which subtenant will undertake directly to Tenant) to attorn to Landlord under the terms of the sublease in the event this Lease terminates before the sublease expires, as well as an execution copy of the proposed sublease as soon as possible prior to the effective date.

     D. Change of Management or Ownership. Any transfer of the direct or indirect power to affect the management or policies of Tenant or direct or indirect change in 25% or more of the ownership interest in Tenant shall constitute an assignment of this Lease.

     E. Tenant Affiliate. Notwithstanding anything in this Section 17 to the contrary, Tenant may assign this Lease, or sublease all or any part of the Premises, without Landlord's consent, to any corporation or other entity that controls, is controlled by or is under common control with Tenant, or to any corporation or other entity resulting from the reorganization, merger of or consolidation with Tenant, or to any corporation or entity controlled by any of the foregoing (collectively, Tenant's Affiliates"). In that case, the Tenant Affiliate[s] shall assume in writing all of Tenant's obligations under the Leases. As used in this Paragraph E, and notwithstanding the provisions of
Section 26.C., the term "controlled by" means owned 51% or more by the controlling entity. Tenant shall provide Landlord with a final execution copy of the assignment or sublease as soon as practicable.

     If Tenant shall assign this Lease or sublet the Premises to a full building user for consideration in excess of the Rent applicable to the Premises, then Tenant shall pay to Landlord as Additional Rent 50% of any such excess.

     F. Recapture. In the case of an assignment or sublease to a full building user, other than a Tenant Affiliate or a purchaser of Tenant's business operations in the Premises, Landlord may, by giving written notice to Tenant within thirty (30) days after receipt of Tenant's notice of assignment or subletting, terminate this Lease as of the effective date of the proposed assignment or sublease and all obligations under this Lease as to such space shall expire except as to any obligations that expressly survive any termination of this Lease.

     G. Sublease to Seattle Genetics. Landlord consents to a sublease of a portion of the Premises to Seattle Genetics.

     18. CONVEYANCE BY LANDLORD. If Landlord shall at any time transfer its interest in the Project or this Lease, then to the extent the transferee shall assume and agree to perform Landlord's obligations under this Lease, Landlord shall be released of any obligations occurring after such transfer, except the obligation to return to Tenant any security deposit not delivered to its transferee, and Tenant shall look solely to Landlord's successors for performance of such obligations. This Lease shall not be affected by any such transfer.

     19. ESTOPPEL CERTIFICATE. Each party shall, within twenty (20) days of receiving a request from the other party, execute, acknowledge in recordable form, and deliver to the other party or its designee a certificate stating, subject to a specific statement of any applicable exceptions, that the Lease as amended to date is in full force and effect, that the Tenant is paying Rent and other charges on a current basis, and that to the best of the knowledge of the certifying party, the other party has committed no uncured defaults and has no offsets or claims. The certifying party may also be required to state the date of commencement of payment of Rent, the Commencement Date, the Termination Date, the Base Rent, the current Operating Cost Share Rent and Tax Share Rent estimates, the status of any improvements required to be completed by Landlord, the amount of any security deposit, and such other matters as may be reasonably requested that relate to the status of this Lease. Failure to deliver such statement within the time required shall be conclusive evidence against the non-certifying party that this Lease, with any amendments identified by the requesting party, is in full force and effect, that there are no uncured defaults by the requesting party, that not more than one month's Rent has been paid in advance, that the non-certifying party has not paid any security deposit, and that the non-certifying party has no claims or offsets against the requesting party.

     20. SECURITY DEPOSIT. Tenant shall deposit with Landlord on the date of this Lease, security for the performance of all of its obligations in the amount set forth on the Schedule. If Tenant defaults under this Lease, Landlord may use any part of the Security Deposit to make any defaulted payment, to pay for Landlord's cure of any defaulted obligation, or to compensate Landlord for any loss or damage resulting from any Default. To the extent any portion of the deposit is used, Tenant shall within five (5) days after demand from Landlord restore the deposit to its full amount. Landlord may keep the Security Deposit in its general funds and shall not be required to pay interest to Tenant on the deposit amount. If Tenant shall perform all of its obligations under this Lease and return the Premises to Landlord at the end of the Term, Landlord shall return all of the remaining Security Deposit to Tenant within thirty (30) days after the end of the Term. The Security Deposit shall not serve as an advance payment of Rent or a measure of Landlord's damages for any Default under this Lease.

     If Landlord transfers its interest in the Project or this Lease, Landlord may transfer the Security Deposit to its transferee. If the transferee assumes and agrees to perform Landlord's obligations with respect to the Security Deposit, then Landlord shall have no further obligation to return the Security Deposit to Tenant, and Tenant's right to the return of the Security Deposit shall apply solely against Landlord's transferee.

     21. FORCE MAJEURE. Landlord shall not be in default under this Lease to the extent Landlord is unable to perform any of its obligations on account of any strike or labor problem, energy shortage, governmental pre-emption or prescription, national emergency, or any other cause of any kind beyond the reasonable control of Landlord ("Force Majeure").

     22. LANDLORD'S DEFAULT. Landlord shall be in default under this Lease if Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event less than thirty (30) days after written notice by Tenant to Landlord and to the holder of any mortgage or deed of trust covering the Premises whose name and address have been furnished to Tenant in writing. Tenant's notice shall describe the nature of Landlord's failure to perform. If the nature of Landlord's obligation is such that more than thirty (30) days are required for performance then Landlord shall not be in default if Landlord commences performance within the thirty (30) day period after Tenant's notice and thereafter diligently prosecutes the same to completion. In the event Landlord fails to cure or commence cure within the periods described in this
Section 22, or Landlord's mortgagee or deed of trust holder fails to cure or to commence cure within the periods described in Section 16.C., and Landlord's default materially impairs Tenant's ability to conduct its permitted business in the Premises, then Tenant may (but shall not be obligated to) perform the obligation of Landlord, and the reasonable cost of that performance shall be payable from Landlord to Tenant upon demand. Notwithstanding anything herein to the contrary, if Landlord fails to timely pay to Tenant sums that are due to Tenant under this Section 22, the unpaid amounts may at Tenant's election be offset against Rent next falling due under the terms of this Lease; provided, however, that unless Tenant shall have obtained a final judgment against Landlord for said amounts, Tenant may not offset against Rent more than $100,000.00 during any calendar year.

     23. NOTICES. All notices, consents, approvals and similar communications to be given by one party to the other under this Lease, shall be given in writing, mailed, sent by facsimile or personally delivered as follows:

     A.   Landlord.  To Landlord as follows:

          CarrAmerica Realty Corporation
          10785 Willows Road NE, Suite 250
          Redmond, Washington 98052
          Attn: Market Officer
          425.558.2245 phone
          425.558.2246 fax

          with a copy to:

          CarrAmerica Realty Corporation
          1850 K Street, NW, Suite 500
          Washington, D.C. 20006
          Attn:  Lease Administration
or to such other person at such other address as Landlord may designate by notice to Tenant.

     B.   Tenant.  To Tenant as follows:

          ICOS Corporation
          22021 20th Avenue SE
          Bothell, WA  98021-4406
          Attn:  Glen Bodman
          425.485.1900 ext. 2227 (phone)
          425 481.8305 (fax)

or to such other person at such other address as Tenant may designate by notice to Landlord.

     Mailed notices shall be sent by United States certified or registered mail, or by a reputable national overnight courier service, postage prepaid. Mailed notices shall be deemed to have been given on the earlier of actual delivery or three (3) business days after posting in the United States mail in the case of registered or certified mail, and one business day in the case of overnight courier. Notices sent by facsimile shall be deemed to have been given on the business day next occurring after the day on which receipt of the facsimile has been confirmed.

     24. QUIET POSSESSION. So long as Tenant shall perform all of its obligations under this Lease, Tenant shall enjoy peaceful and quiet possession of the Premises against any party claiming through the Landlord.

     25. REAL ESTATE BROKER. Tenant represents to Landlord that Tenant has not dealt with any real estate broker with respect to this Lease, and no broker is in any way entitled to any broker's fee or other payment in connection with this Lease. Tenant shall indemnify and defend Landlord against any claims by any other broker or third party for any payment of any kind in connection with this Lease.

     26.  MISCELLANEOUS.

     A. Successors and Assigns. Subject to the limits on Tenant's assignment contained in Section 17 and on Landlord's conveyance contained in Section 18, the provisions of this Lease shall be binding upon and inure to the benefit of all successors and assigns of Landlord and Tenant.

     B. Date Payments Are Due. Except for payments to be made by Tenant under this Lease which are due upon demand or are due in advance (such as Base Rent), Tenant shall pay to Landlord any amount for which Landlord renders a statement of account within forty-five (45) days of Tenant's receipt of Landlord's statement.

     C. Meaning of "Landlord", "Re-Entry, "including" and "Control." Subject to Section 18 hereof, the term "Landlord" means only the owner of the Project and the lessor's interest in this Lease from time to time. The words "re-entry" and "re-enter" are not restricted to their technical legal meaning. The words "including" and similar words shall mean "without limitation." "Control" shall mean the power directly or indirectly, by contract or otherwise, to direct the management and policies of the applicable entity.

     D. Time of the Essence. Time is of the essence of each provision of this Lease.

     E. No Option. This document shall not be effective for any purpose until it has been executed and delivered by both parties; execution and delivery by one party shall not create any option or other right in the other party.

     F. Severability. The unenforceability of any provision of this Lease shall not affect any other provision.

     G. Governing Law. This Lease shall be governed in all respects by the laws of the state in which the Project is located, without regard to the principles of conflicts of laws.

     H. Attorneys' Fees. If either party breaches this Lease or defaults in its obligations to the other, it shall reimburse to the other, upon demand, any costs or expenses incurred by the nonbreaching party in connection with the breach or default, whether or not suit is commenced. Such costs shall include reasonable legal fees and costs. If any action for breach of, or to enforce the provisions of, this Lease is commenced, the court shall award to the prevailing party a reasonable sum as attorneys' fees and costs.

     I. No Oral Modification. No modification of this Lease shall be effective unless it is a written modification signed by both parties.

     J. Landlord's Right to Cure. In the case of an emergency, following such notice and opportunity to cure, if any, as may be reasonable, and otherwise following applicable notice and opportunity to cure, Landlord may cure any default by Tenant. Any expenses incurred shall become Additional Rent due from Tenant on demand by Landlord.

     K. Captions. The captions used in this Lease shall have no effect on the construction of this Lease.

     L. Authority. Landlord and Tenant each represents to the other that it has full power and authority to execute and perform this Lease.

     M. Landlord's Enforcement of Remedies. Landlord may enforce any of its remedies under this Lease either in its own name or through an agent.

     N. Entire Agreement. This Lease, together with all Appendices, constitutes the entire agreement between the parties. No representations or agreements of any kind have been made by either party which are not contained in this Lease.

     O.   Landlord's Title.   Landlord's title shall always be paramount to the
interest of the Tenant, and nothing in this Lease shall empower Tenant to do anything which might in any way impair Landlord's title.

     P. Light and Air Rights. Landlord does not grant in this Lease any rights to light and air in connection with Project. Landlord reserves to itself, the Land, the Building below the improved floor of each floor of the Premises, the Building above the ceiling of each floor of the Premises, the exterior of the Premises and the areas on the same floor outside the Premises, along with the areas within the Premises required for the installation and repair of utility lines and other items required to serve other tenants of the Building.

     Q. Singular and Plural. Wherever appropriate in this Lease, a singular term shall be construed to mean the plural where necessary, and a plural term the singular. For example, if at any time two parties shall constitute Landlord or Tenant, then the relevant term shall refer to both parties together.

     R. No Recording by Tenant; Memorandum of Lease. Tenant shall not record in any public records any portion of this Lease. Upon request of Tenant, Landlord shall execute, acknowledge and deliver to Tenant a reasonable memorandum of this Lease in recordable form, which Tenant shall have the right to record in the public records of King County, Washington.

     S. Exclusivity. Landlord does not grant to Tenant in this Lease any exclusive right except the right to occupy its Premises.

     T. No Construction Against Drafting Party. The rule of construction that ambiguities are resolved against the drafting party shall not apply to this
Lease.

     U. Survival. All obligations of Landlord and Tenant under this Lease shall survive the termination of this Lease.

     V. Rent Not Based on Income. No rent or other payment in respect of the Premises shall be based in any way upon net income or profits from the Premises. Tenant may not enter into or permit any sublease or license or other agreement in connection with the Premises which provides for a rental or other payment based on net income or profit.

    W. Building Manager and Service Providers. Landlord may perform any of its obligations under this Lease through its employees or third parties hired by the Landlord.

     X. Late Charge and Interest on Late Payments. Without limiting the provisions of Section 12A, if Tenant fails to pay any installment of Rent or other charge to be paid by Tenant pursuant to this Lease within five (5) business days after the same becomes due and payable, then Tenant shall pay a late charge equal to the greater of five percent (5%) of the amount of such payment or $250. In addition, interest shall be paid by Tenant to Landlord on any payments of Rent not paid within five (5) business days after the same becomes due and payable from the date due until paid at the rate provided in
Section 2D(2). Such late charge and interest shall constitute Additional Rent.

     Y. Tenant's Financial Statements. Within ten (10) days after Landlord's written request therefor, Tenant shall deliver to Landlord the current annual and quarterly financial statements of Tenant, and annual financial statements of the two (2) years prior to the current year's financial statements, and including a balance sheet and profit and loss statement.

     Z. Parking. Landlord grants to Tenant and Tenant's customers, suppliers, employees and invitees, a non-exclusive, irrevocable license for the Term of this Lease to use vehicle parking spaces within the area shown on the attached Appendix A, at no additional cost, as set forth in Appendix B, Rules and Regulations, paragraph 28 for use of motor vehicles. Landlord reserves the right at any time to grant similar non-exclusive use to other tenants of the Project, to promulgate reasonable rules and regulations relating to the use of such parking areas, including reasonable restrictions on parking by tenants and employees, to make changes in the parking layout from time to time, to establish reasonable time limits on parking, and temporarily to close off parking areas as may be reasonably necessary perform maintenance and repair of the same, or to prevent a public dedication of the same.

     27. UNRELATED BUSINESS INCOME. If Landlord is advised by its counsel at any time that any part of the payments by Tenant to Landlord under this Lease may be characterized as unrelated business income under the United States Internal Revenue Code and its regulations, then Tenant shall enter into any amendment proposed by Landlord to avoid such income, so long as the amendment does not require Tenant to make more payments or accept fewer services from Landlord, than this Lease provides, or otherwise impose any greater burden on Tenant or deprive Tenant of any material right under this Lease.

     28. HAZARDOUS SUBSTANCES. Except for those Hazardous Substances reasonably related to Tenant's permitted business operations in the Premises, Tenant shall not cause or permit any Hazardous Substances to be brought upon, produced, stored, used, discharged or disposed of in or near the Project. Any and all such Hazardous Substances shall be produced, stored, used, discharged and disposed of in full compliance with all applicable laws, rules, regulations, and requirements of governmental authorities having jurisdiction. "Hazardous Substances" include those hazardous substances described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et seq., any other applicable federal, state or local law, and the regulations adopted under these laws. Tenant hereby agrees that it will be fully liable for all costs and expenses related to its production, use, storage, discharge or disposal of Hazardous Substances on or about the Premises or the Project, including any cleanup costs, fines or penalties. Tenant shall give Landlord immediate notice of any violation of the requirements of this Section 28, as well as copies of any notices of violation received by Tenant from any third party. At the request of Landlord, Tenant shall provide Landlord with the names and approximate amounts of the Hazardous Substances that Tenant has used and stored on or about the Premises, as well as copies of governmental reports prepared by or on behalf of Tenant in connection with such Hazardous Substances and other information as Landlord may reasonably request from time to time regarding Tenant's use and storage of Hazardous Substances.

     29. EXCULPATION. Landlord shall have no personal liability under this Lease; its liability shall be limited to its interest in the Project, and shall not extend to any other property or assets of the Landlord. In no event shall any officer, director, employee, agent, shareholder, partner, member or beneficiary of Landlord be personally liable for any of Landlord's obligations hereunder.

     30. ATTACHMENTS. The following attachments to this Lease are incorporated into and made a part of it by this reference:

          Appendix A         -          Plan of the Premises
          Appendix B         -          Rules and Regulations
          Appendix C         -          Tenant Improvement Agreement
          Appendix D         -          Mortgages Affecting the Project
          Appendix E         -          Commencement Date Confirmation
          Appendix F         -          Legal Description
          Addendum 1         -          Extension Option

IN WITNESS WHEREOF, the parties hereto have executed this Lease.

                           Landlord:


                           CARRAMERICA REALTY CORPORATION a Maryland corporation


                           By: /s/ Philip L. Hawkins
                              ----------------------------------------
                              Name: Philip L. Hawkins
                                   -----------------------------------
                              Title: Chief Operating Officer
                                    ----------------------------------

                           Tenant:


                           ICOS CORPORATION, a Delaware corporation


                           By: /s/ Gary Wilcox
                              -----------------------------------------
                              Name: Gary Wilcox
                                   ------------------------------------
                              Title: EVP, Operations
                                    -----------------------------------

                                                                   EXHIBIT 10.10

DISTRICT OF COLUMBIA )
                     ) ss.
                     )


     On this 12th day of January, 1999, before me, the undersigned, a Notary Public in and for the District of Columbia, duly commissioned and sworn, personally appeared Philip L. Hawkins, to me known to be the person who signed as Chief Operating Officer of CARRAMERICA REALTY CORPORATION, a Maryland corporation that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that I was duly elected, qualified and acting as said officer of the corporation, that I was authorized to execute said instrument and that the seal affixed, if any, is the corporate seal of said corporation.

     IN WITNESS WHEREOF I have hereunto set my hand and official seal the day and year first above written.

                              /s/ Alice Anne Arth
                              ----------------------------------------------
                              (Signature of Notary)

                              Alice Anne Arth
                              ----------------------------------------------
                              (Print or stamp name of Notary)


                              NOTARY PUBLIC in and for the District of Columbia, residing at Washington, D.C.

                              My appointment expires: April 30, 2003

STATE OF WASHINGTON  )
                     ) ss.
COUNTY OF SNOHOMISH  )


     On this 7th day of January, 1999, before me, the undersigned, a Notary Public in and for the State of Washington, duly commissioned and sworn, personally appeared Gary Wilcox, to me known to be the person who signed as Executive VP/Operations of ICOS CORPORATION, a Delaware corporation that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that I was duly elected, qualified and acting as said officer of the corporation, that I was authorized to execute said instrument and that the seal affixed, if any, is the corporate seal of said corporation.

     IN WITNESS WHEREOF I have hereunto set my hand and official seal the day and year first above written.

                              /s/ Rene J. Gipson
                              ----------------------------------------------
                              (Signature of Notary)

                              Rene J. Gipson
                              ----------------------------------------------
                              (Print or stamp name of Notary)


                              NOTARY PUBLIC in and for the State
                              of Washington, residing at Bothell.

                              My appointment expires: 10-19-00.

                                  APPENDIX  A

                      Plan of the Premises and the Project

                   (attach floor plan depicting the Premises)

                                   APPENDIX B

                             Rules and Regulations

     1. Tenant shall not place anything, or allow anything to be placed near the glass of any window, door, partition or wall which may, in Landlord's reasonable judgment, appear unsightly from outside of the Project.

     2. The Project directory shall be available to Tenant solely to display names and their location in the Project, which display shall be as directed by Landlord.

     3. The sidewalks, halls, passages, exits, entrances, elevators and stairways shall not be obstructed by Tenant or used by Tenant for any purposes other than for ingress to and egress from the Premises. Tenant shall lend its full cooperation to keep such areas free from all obstruction and in a clean and sightly condition and shall move all supplies, furniture and equipment as soon as received directly to the Premises and move all such items and waste being taken from the Premises (other than waste customarily removed by employees of the Building) directly to the shipping platform at or about the time arranged for removal therefrom. The halls, passages, exits, entrances, elevators, stairways, balconies and roof are not for the use of the general public and Landlord shall, in all cases, retain the right to control and prevent access thereto by all persons whose presence in the judgment of Landlord, reasonably exercised, shall be prejudicial to the safety, character, reputation and interests of the Project. Neither Tenant nor any employee or invitee of Tenant shall go upon the roof of the Project, except as expressly permitted in the Lease.

     4. The toilet rooms, urinals, wash bowls and other apparatuses shall not be used for any purposes other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein, and to the extent caused by Tenant or its employees or invitees, the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by Tenant.

     5. Tenant shall not use the Premises for housing, lodging or sleeping purposes; or permit preparation or warming of food in the Premises (warming of coffee and individual meals with employees and guests excepted, and except as permitted in Section 6 of the Lease).

     6. Tenant shall not bring upon, use or keep in the Premises or the Project any kerosene, gasoline or inflammable or combustible fluid or material, except as needed in connection with Tenant's permitted use, or use any portable or temporary method of heating or air conditioning other than that supplied or otherwise approved by Landlord.

     7. Subject to Landlord's reasonable approval, Tenant may install a unified, electromagnetic locking system in the Premises. No additional locks or bolts shall otherwise be placed upon any doors, windows or transoms in or to the Premises without the Landlord's consent. Tenant shall not change existing locks or the mechanism thereof. Upon termination of the lease, Tenant shall deliver to Landlord all keys and passes for offices, rooms, parking lot and toilet rooms which shall have been furnished Tenant.

     8. Without the prior written consent of Landlord, Tenant shall not use the name of the Project or any picture of the Project in connection with, or in promoting or advertising the business of, Tenant, except Tenant may use the address of the Project as the address of its business.

     9. Tenant shall cooperate fully with Landlord to assure the most effective operation of the Premises' or the Project's heating and air conditioning.

     10. Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage, which may arise from a cause other than Landlord's negligence, which includes keeping doors locked and other means of entry to the Premises closed and secured.

     11. Peddlers, solicitors and beggars shall be reported to the office of the Project or as Landlord otherwise requests.

     12. Tenant shall not advertise the business, profession or activities of Tenant conducted in the Project in any manner which violates the letter or spirit of any code of ethics adopted by any recognized association or organization pertaining to such business, profession or activities.

     13. No vehicle and no pets shall be allowed in the Premises, halls, freight docks, or any other parts of the Building except that blind persons may be accompanied by "seeing eye" dogs. Tenant shall not make or permit any noise, vibration or odor to emanate from the Premises, or do anything therein tending to create, or maintain, a nuisance, or do any act tending to injure the reputation of the Building.

     14. Tenant shall not do or permit the manufacture, sale, purchase, use or gift of any fermented, intoxicating or alcoholic beverages without obtaining written consent of Landlord.

     15.  Tenant shall not disturb the quiet enjoyment of any other tenant.

     16. Landlord may place and keep on the windows and doors of the Premises during the last twelve (12) months of the Lease term signs advertising the Premises for Rent.

     17. No equipment, mechanical ventilators, awnings, special shades or other forms of window covering shall be permitted either inside or outside the windows of the Premises without the prior written consent of Landlord, and then only at the expense and risk of Tenant, and they shall be of such shape, color, material, quality, design and make as may be approved by Landlord.

     18. Tenant shall not during the term of this Lease canvas or solicit other tenants of the Building for any purpose.

     19. Tenant shall not install or operate any phonograph, musical or sound-producing instrument or device, radio receiver or transmitter, TV receiver or transmitter, or similar device in the Building, except in connection with Tenant's permitted use of the Premises. Tenant shall not install or operate any antenna, aerial, wires or other equipment inside or outside the Building, nor operate any electrical device from which may emanate electrical waves which may interfere with or impair radio or television broadcasting or reception from or in the Building or elsewhere, without in each instance the prior written approval of Landlord. The use thereof, if permitted, shall be subject to control by Landlord to the end that others shall not be disturbed.

     20.  Tenant shall promptly remove all rubbish and waste from the Premises.

     21. Tenant shall not exhibit, sell or offer for sale, rent or exchange in the Premises or at the Project any article, thing or service, except those ordinarily embraced within the use of the Premises specified in Section 6 of this Lease, without the prior written consent of Landlord.

     22. Tenant shall not overload any floors in the Premises or any public corridors or elevators in the Building.

     23. Tenant shall not do any painting in the Premises, or mark, paint, cut or drill into, drive nails or screws into, or in any way deface the exterior of the Building, without the prior written consent of Landlord.

     24. Whenever Landlord's consent, approval or satisfaction is required under these Rules, then unless otherwise stated, any such consent, approval or satisfaction must be obtained in advance, such consent or approval may be granted or withheld in Landlord's sole discretion, and Landlord's satisfaction shall be determined in its sole judgment.

     25. Tenant and its employees shall cooperate in all fire drills conducted by Landlord in the Building. Landlord shall reasonably coordinate with Tenant any planned fire drills.

     26. Tenant and its employees shall cooperate with the following parking requirements:

          (a) Tenant shall not park or permit the parking of vehicles in any parking areas designated by Landlord as areas for parking by visitors to the Project.

          (b) No overnight or extended term storage of vehicles shall be permitted, except for occasional overnight use in connection with Tenant's business activities.

          (c) Vehicles must be parked entirely within painted stall lines of a single parking stall.

          (d) All directional signs and arrows must be observed.

          (e) Parking is prohibited in areas not striped for parking (except as may be reasonably approved by Landlord), in aisles, where "no parking" signs are posted, and in such other areas as may be designated by Landlord or Landlord's Parking Operator.

          (f) Every driver is required to park and lock his own vehicle. All responsibility for damage to vehicles is assumed by the driver.

          (g) Washing, waxing, cleaning or servicing of any vehicle in any area not specifically reserved for such purpose is prohibited.

          (h) Landlord reserves the right to modify and/or adopt such other reasonable and non-discriminatory rules and regulations for the parking facilities as it deems necessary for the operation of the parking facilities. Landlord may refuse to permit any person who violates these rules to park in the parking facilities, and any violation of the rules shall subject the car to possible removal.

          (i) Landlord shall not charge parking fees.

                                   APPENDIX C

                          Tenant Improvement Agreement

                                      NONE

                                   APPENDIX D

                   Mortgages Currently Affecting the Project

                                      NONE

                                   APPENDIX E

                        Commencement Date Confirmation

                       (sample only - not for execution)

     Landlord:  CarrAmerica Realty Corporation, a Maryland corporation

     Tenant:  ICOS Corporation, a Delaware corporation

     This Commencement Date Confirmation is made by Landlord and Tenant pursuant to that certain Lease dated as of _________, 199__ (the "Lease") for certain premises known as Canyon Park East, Building D (the "Premises"). This Confirmation is made pursuant to Item 9 of the Schedule to the Lease.

     1. Lease Commencement Date, Termination Date. Landlord and Tenant hereby agree that the Commencement Date of the Lease is January 7, 1999, and the Termination Date of the Lease is January 31, 2004.

     2. Acceptance of Premises. Tenant has inspected the Premises and affirms that the Premises is acceptable in all respects in its current "as is" condition.

     3. Incorporation. This Confirmation is incorporated into the Lease, and forms an integral part thereof. This Confirmation shall be construed and interpreted in accordance with the terms of the Lease for all purposes.


                           Tenant:

                           ICOS CORPORATION, a Delaware corporation

                           By:
                              -----------------------------------
                              Name:
                                    -----------------------------
                              Title:
                                    -----------------------------
                           Landlord:

                           CARRAMERICA REALTY CORPORATION a Maryland corporation

                           By:
                              -----------------------------------
                              Name:
                                    -----------------------------
                              Title:
                                    -----------------------------

                                   APPENDIX F

                               Legal Description

                               LEGAL DESCRIPTION
                                   Building D
                             22215  26th Avenue SE
                                  Bothell, WA

That portion of Tract 29 of that Binding Site Plan record of survey record of survey recorded under Auditor's File No. 8811175001 being in Section 29, Township 27 North, Range 5 East, W.M., in Snohomish County, Washington, described as follows:

Commencing at the Northwest corner of said Tract 29;
thence South 89 degrees, 49 minutes, 18 seconds East along the North line thereof 305.46 feet;
thence South 1 degree, 47 minutes, 30 seconds East 436.83 feet to the point of curve of a 739.50 foot radius curve to the left;
thence Southerly along said curve, through a central angle of 14 degrees, 40 minutes, 39 seconds, an arc distance of 189.44 feet to a point of tangency; thence South 16 degrees, 28 minutes, 09 seconds East 90.33 feet to the True Point of Beginning;
thence continuing South 16 degrees, 28 minutes, 09 seconds East 127.23 feet to the point of curve of a 969.50 foot radius curve to the left;
thence Southerly along said 969.50 foot radius curve, through a central angle of 29 degrees, 23 minutes, 44 seconds, an arc distance of 497.40 feet, to a point of compound curvature with a 50.00 foot radius curve to the left;
thence Southerly and Easterly along said 50.00 foot radius curve, through a central angel of 94 degrees, 40 minutes, 43 seconds, an arc distance of 54.26 feet to a point of tangency;
thence North 39 degrees, 27 minutes, 26 seconds East 2.53 feet to the Easterly line of said Tract 29;
thence North 30 degrees, 50 minutes, 37 seconds West, along said Easterly line
18.44 feet;
thence North 27 degrees, 10 minutes, 56 seconds West, along said Easterly line
36.12 feet;
thence North 31 degrees, 42 minutes, 58 seconds East, along said Easterly line
26.57 feet;
thence North 18 degrees, 04 minutes, 52 seconds East, along said Easterly line
66.26 feet;
thence North 15 degrees, 38 minutes, 12 seconds East, along said Easterly line
58.86 feet;
thence North 8 degrees, 51 minutes, 00 seconds East, along said Easterly line
81.17 feet;
thence North 5 degrees, 52 minutes, 00 seconds East, along said Easterly line
89.63 feet;
thence North 24 degrees, 19 minutes, 32 seconds West, along said Easterly line
69.22 feet;
continued Thence North 1 degree, 24 minutes, 18 seconds West, along said Easterly line 73.34 feet;
thence North 12 degrees, 30 minutes, 15 seconds West, along said Easterly line
87.09 feet to a point which bears North 83 degrees, 03 minutes, 52 seconds East from the True Point of Beginning;
thence South 83 degrees, 03 minutes, 52 seconds West 365.30 feet to the True Point of Beginning.

                                   ADDENDUM 1

                                Extension Option

     EXTENSION OPTION. Subject to Subsection B below, Tenant may at its option extend the Term of this Lease for three (3) successive periods of five (5) years each. Such periods are called "Renewal Terms". The Renewal Terms shall be upon the same terms contained in this Lease except for the payment of Base Rent during the Renewal Terms; and any reference in the Lease to the "Term" of the Lease shall be deemed to include any Renewal Term and apply thereto, unless it is expressly provided otherwise. Tenant shall have no additional extension options.

     A. The Base Rent during a Renewal Term shall be the greater of (i) the Base Rent applicable to the last day of the final Lease Year prior to the applicable Renewal Term, or (ii) the Market Rate (defined hereinafter) for such space for a term commencing on the first day of the Renewal Term. "Market Rate" shall mean the then prevailing market rate for a comparable renewal term (taking into account whether any commissions will be payable by Landlord to any Tenant broker or agent) commencing on the first day of the Renewal Term for tenants of comparable size and creditworthiness for comparable space in the Building and other first class office buildings in the vicinity of the Building.

     B. To exercise any option, Tenant must deliver a binding notice to Landlord not less than nine (9) months prior to the expiration of the initial Term of this Lease, or the then-current Renewal Term, as the case may be. Thereafter, the Market Rate for the Renewal Term shall be calculated pursuant to Subsection C below. If Tenant fails to timely give its notice of exercise, Tenant will be deemed to have waived its option to extend, time being of the essence hereof.

     C.   Market Rate shall be determined as follows:

          (i) If Tenant provides Landlord with its binding notice of exercise pursuant to Subsection B above, then at some point between nine (9) and six (6) months prior to the commencement of the applicable Renewal Term, Landlord shall calculate and inform Tenant of the Market Rate. If Tenant rejects the Market Rate as calculated by Landlord, Tenant shall inform Landlord of its rejection within twenty-one (21) days after Tenant's receipt of Landlord's calculation, and Landlord and Tenant shall commence negotiations to agree upon the Market Rate. If Tenant fails to timely reject Landlord's calculation of the Market Rate it will be deemed to have accepted such calculation. If Landlord and Tenant are unable to reach agreement within twenty-one (21) days after Landlord's receipt of Tenant's notice of rejection, then the Market Rate shall be determined in accordance with (ii) below.

          (ii) If Landlord and Tenant are unable to reach agreement on the Market Rate within said twenty-one (21) day period, then within seven (7) days, Landlord and

Tenant shall each simultaneously submit to the other in a sealed envelope its good faith estimate of the Market Rate. If the higher of such estimates is not more than one hundred five percent (105%) of the lower, then the Market Rate shall be the average of the two. Otherwise, the dispute shall be resolved by arbitration in accordance with (iii) below.

          (iii) Within seven (7) days after the exchange of estimates, the parties shall select as an arbitrator an independent MAI appraiser with at least ten (10) years of experience in appraising office space in the metropolitan area in which the Project is located (a "Qualified Appraiser"). If the parties cannot agree on a Qualified Appraiser, then within a second period of seven (7) days, each shall select a Qualified Appraiser and within ten (10) days thereafter the two appointed Qualified Appraisers shall select a third Qualified Appraiser and the third Qualified Appraiser shall be the sole arbitrator. If one party shall fail to select a Qualified Appraiser within the second seven (7) day period, then the Qualified Appraiser chosen by the other party shall be the sole arbitrator.

          (iv) Within twenty-one (21) days after submission of the matter to the arbitrator, the arbitrator shall determine the Market Rate by choosing whichever of the estimates submitted by Landlord and Tenant the arbitrator judges to be more accurate. The arbitrator shall notify Landlord and Tenant of its decision, which shall be final and binding. If the arbitrator believes that expert advice would materially assist him or her, the arbitrator may retain one or more qualified persons to provide expert advice. The fees of the arbitrator and the expenses of the arbitration proceeding, including the fees of any expert witnesses retained by the arbitrator, shall be paid by the party whose estimate is not selected. Each party shall pay the fees of its respective counsel and the fees of any witness called by that party.

     D. Tenant's option to extend this Lease is subject to the condition that on the date that Tenant delivers its binding notice exercising an option to extend, Tenant is not in Default under this Lease after the expiration of any applicable notice and cure periods.

                                                                          PAGE 2